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                                 SCHEDULE A

                                SUBSIDIARIES
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 1. Orient Associates International, Inc.
 2. Skydrive Alley Pond Company, Inc.
 3. Skydrive Greenburgh Co., Inc.
 4. Skycon Construction Co., Inc.
 5. Skydrive Willowbrook NJ, Inc.
 6. Skydrive Co., Inc.
 7. Pelham Family Golf Centers, Inc.
 8. Richmond Family Golf  Centers, Inc.
 9. Peachtree Family Golf Centers, Inc.
10. Alpharetta Family Golf Centers, Inc.
11. Valley View Family Golf Centers, Inc.
12. Mesa Family Golf Centers, Inc.
13. Virginia Beach Family Golf Centers, Inc.
14. Flemington Family Golf Centers, Inc.
15. Yorktown Family Golf Centers, Inc.
16. The Practice Tee, Inc.
17. TPT El Segundo, Inc.
18. Global/Golf Gavilan
19. Indian River Family Golf Centers, Inc.
20. Tucson Family Golf Centers, Inc.
21. Cincinnati Family Golf Centers, Inc.
22. St. Louis Family Golf Centers, Inc.
23. West Palm Beach Family Golf Centers, Inc.
24. San Jose Family Golf Centers, Inc.
25. Easton Family Golf Centers, Inc.
26. Randall's Island Family Golf Centers, Inc.
27. Privarization Plus, Inc.
28. Westminster Family Golf Centers, Inc.
29. Carolina Springs Family Golf Centers, Inc.
30. Denver Family Golf Centers, Inc.
31. Flanders Family Golf Centers, Inc.
32. Margate Family Golf Centers, Inc.
33. The Seven Iron, Inc.
34. C.B. Family Golf Centers, Inc.
35. Darlington Family Golf Centers, Inc.
36. Maineville Family Golf Centers, Inc.
37. Milwaukee Family Golf Centers, Inc.
38. Olney Family Golf Centers, Inc.
39. Palm Desert Family Golf Centers, Inc.
40. Broward Family Golf Centers, Inc.
41. Englewood Family Golf Centers, Inc.
42. Tempe Family Golf Centers, Inc.
43. Raleigh Family Golf Centers, Inc.